UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

October 15, 2024

GANNETT CO., INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36097	38-3910250
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Sully's Trail, Suite 203, Pittsford, NY 14534
(Address of Principal Executive Offices)

(585) 598-0030
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GCI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

Senior Secured Notes Exchange Offer

On October 15, 2024 (the “Early Settlement Date”), Gannett Co., Inc. (“Gannett”, “our” or the “Company”) and its wholly-owned subsidiary, Gannett Holdings LLC (“Gannett Holdings”), completed early settlement of their previously announced offer to exchange (the “Exchange Offer”) any and all outstanding 6.000% Senior Secured Notes due 2026 (the “Senior Secured Notes”) of Gannett Holdings, for, at the election of each holder of Senior Secured Notes, either (a) (i) first lien term loans (the “Term Loans”) under the Amended Credit Agreement (as defined below) and (ii) an upfront fee equal to 1.5% of such Term Loans (together with the Term Loans, the “Loan Option Consideration”); or (b) cash (the “Cash Option Consideration”). Pursuant to the Exchange Offer, $274,681,000 in aggregate principal amount of Senior Secured Notes, representing 98.61% of the Senior Secured Notes outstanding prior to the Exchange Offer, were tendered and accepted prior to 5:00 p.m., New York City time, on October 10, 2024, and were subsequently canceled. Senior Secured Notes in an aggregate principal amount of $40,428,000 were exchanged for the Loan Option Consideration, and Senior Secured Notes in an aggregate principal amount of $234,253,000 were exchanged for the Cash Option Consideration.

Pursuant to the Exchange Offer, Gannett (a)(i) issued Term Loans in an aggregate principal amount of $40,428,000 and (ii) paid aggregate cash upfront fees of $606,420, in each case, to holders of Senior Secured Notes who validly tendered and did not validly withdraw their Senior Secured Notes in the Exchange Offer and elected the Loan Option Consideration, and (b) paid aggregate cash consideration of $234,253,000 to holders of Senior Secured Notes who validly tendered and did not validly withdraw their Senior Secured Notes in the Exchange Offer and elected the Cash Option Consideration.

Following early settlement of the Exchange Offer, Gannett Holdings had outstanding $3,860,000 aggregate principal amount of Senior Secured Notes.

Senior Secured Notes Consent Solicitation

In connection with the Exchange Offer, the Company and Gannett Holdings solicited consents of the holders of the Senior Secured Notes to amend the indenture, dated as of October 15, 2021 (the “Senior Secured Notes Indenture”) governing the Senior Secured Notes to (i) eliminate substantially all of the restrictive covenants contained in the Senior Secured Notes Indenture, (ii) eliminate certain of the default provisions contained in the  Senior Secured Notes Indenture and (iii) amend certain related provisions to conform for such eliminations (collectively, the “Senior Secured Notes Proposed Amendments”). On October 10, 2024, Gannett announced that the requisite number of consents had been received to adopt the Senior Secured Notes Proposed Amendments. In connection therewith, on the Early Settlement Date, Gannett and Gannett Holdings entered into a supplemental indenture (the “Senior Secured Notes Supplemental Indenture”) with the trustee for the Senior Secured Notes to effect the Senior Secured Notes Proposed Amendments, but these amendments will become operative only upon final settlement of the Exchange Offer.

The foregoing description of the Senior Secured Notes Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the Senior Secured Notes Supplemental Indenture, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Convertible Notes Exchange and 2031 Convertible Notes Sale

On October 15, 2024, the Company completed privately negotiated transactions with certain holders of  Gannett’s 6.000% Convertible Senior Secured Notes due 2027 (the “2027 Convertible Notes), including, as previously announced, funds, accounts or other clients managed by Apollo Capital Management, L.P. or its affiliates (the “Apollo Funds”), pursuant to which it (i) repurchased a total of $223,613,869 in aggregate principal amount of 2027 Convertible Notes for cash at a rate of $1,110 per $1,000 principal amount of 2027 Convertible Notes and (ii) exchanged a total of $223,613,869 in aggregate principal amount of 2027 Convertible Notes for new 6.000% Senior Secured Convertible Notes due 2031 (as described below) (the “2031 Convertible Notes” and such repurchase and exchange, collectively, the “Convertible Notes Exchange” ). The $447,227,737 in aggregate principal amount of 2027 Convertible Notes exchanged pursuant to the Convertible Notes Exchange was subsequently canceled. Following such cancellation, Gannett had outstanding $38,058,263 aggregate principal amount of 2027 Convertible Notes.

Pursuant to the Convertible Notes Exchange, on October 15, 2024, Gannett (a) issued 2031 Convertible Notes in an aggregate principal amount of $223,613,868 to former holders of 2027 Convertible Notes and (b) paid aggregate cash consideration of $248,211,394 to former holders of 2027 Convertible Notes.

Additionally, on October 15, 2024, the Company issued and sold $110,000 aggregate principal amount of 2031 Convertible Notes to certain of the Apollo Funds in a privately negotiated transaction (the “2031 Convertible Notes Sale”).

Following the completion of the Convertible Notes Exchange and the 2031 Convertible Notes Sale, the Company had outstanding $38,058,263 aggregate principal amount of 2027 Convertible Notes and $223,723,868 aggregate principal amount of 2031 Convertible Notes.

In connection with the Convertible Notes Exchange, on the Early Settlement Date, Gannett entered into a supplemental indenture (the “2027 Convertible Notes Supplemental Indenture”) with the trustee for the 2027 Convertible Notes to effect certain amendments to the indenture, dated as of November 17, 2020 (as amended, supplemented or otherwise modified, the “2027 Convertible Notes Indenture”), governing the 2027 Convertible Notes. The 2027 Convertible Notes Supplemental Indenture (i) eliminated substantially all of the restrictive covenants contained in the 2027 Convertible Notes Indenture, (ii) eliminated certain of the default provisions contained in the 2027 Convertible Notes Indenture and (iii) amended certain related provisions to conform for such eliminations.

The foregoing description of the 2027 Convertible Notes Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the 2027 Convertible Notes Supplemental Indenture, a copy of which is attached as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.

New 2031 Convertible Notes

The 2031 Convertible Notes were issued pursuant to an indenture, dated as of October 15, 2024, between the Company, the subsidiary guarantors party thereto from time to time and U.S. Bank Trust Company, National Association, as trustee (the “2031 Convertible Notes Indenture”).

The 2031 Convertible Notes are guaranteed by Gannett Holdings and all subsidiaries of the Company that are guarantors under the Amended Credit Agreement. The 2031 Convertible Notes rank as senior secured debt of the Company and are secured by liens that are junior to the liens securing the Term Loans and the Senior Secured Notes, but senior to the liens securing the 2027 Convertible Notes.

The Company will pay interest on the 2031 Convertible Notes at an annual rate of 6.000% payable on June 1 and December 1 of each year, beginning on December 1, 2024. The 2031 Convertible Notes will mature on December 1, 2031, unless earlier repurchased or converted.

 Each 2031 Convertible Note is convertible into that number of shares of common stock (“Common Stock”) of the Company equal to $1,000 divided by the Conversion Price. The 2031 Convertible Notes may be converted at any time by the holders into cash, Common Stock or any combination of cash and Common Stock, at the Company’s election, based on an initial conversion rate of 200 shares of Common Stock per $1,000 principal amount of the 2031 Convertible Notes (which is equal to a conversion price of $5.00 per share of Common Stock (the “Conversion Price”).

The conversion rate is subject to customary adjustment provisions as provided in the 2031 Convertible Notes Indenture. In addition, the conversion rate will be subject to adjustment in the event of any issuance or sale of Common Stock (or securities convertible into Common Stock) at a price equal to or less than the Conversion Price in order to ensure that following such issuance or sale, the 2031 Convertible Notes would be convertible into approximately 23.3% of the Common Stock after giving effect to such issuance or sale (assuming the initial principal amount of the 2031 Convertible Notes remains outstanding).

If a “Make-Whole Fundamental Change” (as defined in the 2031 Convertible Notes Indenture) occurs, the Company will in certain circumstances increase the conversion rate for a specified period of time. If a “Fundamental Change” (as defined in the 2031 Convertible Notes Indenture) occurs, the Company will be required to offer to repurchase the 2031 Convertible Notes at a repurchase price of 110% of the principal amount thereof.

 Until December 1, 2030, the Company will have the right to redeem for cash up to 30% of the 2031 Convertible Notes at a redemption price of 140% of the principal amount thereof, with such amount reduced ratably by any principal amount of 2031 Convertible Notes that has been converted by the holders or redeemed or purchased by the Company.

Following an Event of Default (as defined in the 2031 Convertible Notes Indenture), the 2031 Convertible Notes will be subject to an “asset sale” sweep and “unrestricted cash” sweep substantially identical to the corresponding provisions in the Amended Credit Agreement.

Before paying a dividend, unless the Company’s pro forma Total Gross Leverage Ratio (as defined in the 2031 Convertible Notes Indenture) is less than 1.50x, the Company must offer to redeem an aggregate principal amount of 2031 Convertible Notes equal to the proposed amount of such dividend at a redemption price equal to the principal amount thereof. To the extent the redemption offer is not required by the 2031 Convertible Notes Indenture or is rejected by the noteholders, the Company may pay the dividend, subject to a customary adjustment to the conversion rate, if applicable.

The 2031 Convertible Notes Indenture includes affirmative and negative covenants that are substantially consistent with the Amended Credit Agreement, as well as customary events of default.

The foregoing description of the 2031 Convertible Notes Indenture does not purport to be complete and is qualified in its entirety by reference to the 2031 Convertible Notes Indenture, a copy of which is attached as Exhibit 4.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Registration Rights Agreement

In connection with the issuance of the 2031 Convertible Notes, the Company also entered into a registration rights agreement, dated as of October 15, 2024 (the “Registration Rights Agreement”), by and among the Company and the other persons signatory thereto, which will give holders of the 2031 Convertible Notes customary registration rights with respect to their as-converted Common Stock (subject to minimum registration amounts, blackout periods and limitations on the number of demands) following the 30-day anniversary of the closing date. A copy of the Registration Rights Agreement is filed as Exhibit 4.4 hereto and is incorporated herein by reference in its entirety.

Credit Facility

On the Early Settlement Date, the Company entered into an Amendment and Restatement Agreement (the “Amendment and Restatement Agreement”) among the Company, as a guarantor, Gannett Holdings, as the borrower (in such capacity, the “Borrower”), certain subsidiaries of the Borrower as guarantors, the lenders party thereto, Citibank, N.A., as the existing collateral agent and administrative agent for the lenders, and Apollo Administrative Agency, LLC, as the successor collateral agent and administrative agent for the lenders, which amended and restated the First Lien Credit Agreement dated as of October 15, 2021 (the “Existing Credit Agreement”; the Existing Credit Agreement as amended and restated by the Amendment and Restatement Agreement, the “Amended Credit Agreement”) among the Company, as a guarantor, the Borrower, certain subsidiaries of the Borrower as guarantors, the lenders from time to time party thereto and Citibank, N.A., as collateral agent and administrative agent for the lenders. The Amended Credit Agreement provides for a five-year senior secured term loan facility in an aggregate principal amount not to exceed $900 million (the “Amended Credit Facility”), comprised of an initial Term Loan funded (including as Loan Option Consideration in exchange for Senior Secured Notes) on the Early Settlement Date in an aggregate principal amount of $850,428,000 and delayed-draw Term Loan commitments in an aggregate amount of $49,572,000. The delayed-draw Term Loan commitments may be drawn, subject to the satisfaction of customary conditions precedent, on or prior to the date that is six months after the Early Settlement Date. The initial Term Loan and any delayed-draw Term Loans under the Amended Credit Facility will constitute the same class of Term Loans under the Amended Credit Agreement. The proceeds of the initial Term Loan under the Amended Credit Facility were applied on the Early Settlement Date to prepay the term loans outstanding under the Existing Credit Agreement on the Early Settlement Date, to repurchase the Senior Secured Notes that were tendered by the holders thereof on or prior to the Early Settlement Date pursuant to the Exchange Offer, to repurchase the 2027 Convertible Notes that were exchanged by the holders thereof on or prior to October 15, 2024 pursuant to the Convertible Notes Exchange and to pay fees, costs and expenses in connection with the foregoing. The proceeds of any delayed-draw Term Loans under the Amended Credit Facility that are funded after the Early Settlement Date may be used by the Borrower to repurchase, redeem, defease or otherwise discharge Senior Secured Notes or 2027 Convertible Notes that are outstanding after the Early Settlement Date and to pay fees and expenses in connection with the foregoing. The obligations of the Borrower under the Amended Credit Facility are guaranteed by the Company and each material domestic restricted subsidiary of the Borrower. The Amended Credit Facility is secured by substantially all assets, including material real property, of the Company, the Borrower and each of the other guarantors.

At the Borrower’s option, loans issued under the Amended Credit Facility will bear interest at a rate of the “term” secured overnight financing rate (SOFR) (which shall not be less than 1.50% per annum) plus a margin equal to 5.00% per annum or an alternate base rate (which shall not be less than 2.50% per annum) plus a margin equal to 4.00% per annum. Loans under the Amended Credit Facility may be prepaid, at the option of the Borrower, at any time without premium. Loans under the Amended Credit Facility are required to be prepaid from time to time with the proceeds of non-ordinary course asset sales and casualty and condemnation events (except that, prior to the date that is six months after the Early Settlement Date, any such proceeds will be required to be applied by the Company to repurchase, redeem, defease or otherwise discharge the Senior Secured Notes, with any such repurchase, redemption, defeasance or other discharge resulting in a dollar-for-dollar reduction in the aggregate delayed-draw Term Loan commitments under the Amended Credit Facility), the proceeds of indebtedness not permitted under the Amended Credit Agreement, and the aggregate amount of cash and cash equivalents on hand at the Company and its restricted subsidiaries in excess of $100 million at the end of each fiscal year of the Company. The Term Loans under the Amended Credit Facility amortize in equal quarterly installments (commencing with the first full fiscal quarter of the Company ending after the Early Settlement Date) at a rate equal to $17,000,000 per annum, with such rate to be adjusted upon the borrowing of any delayed-draw Term Loans under the Amended Credit Facility to the extent necessary to cause such delayed-draw Term Loans to be fungible (including for U.S. federal income tax purposes) with the initial Term Loan under the Amended Credit Facility.

The Amended Credit Agreement contains usual and customary representations and warranties, and usual and customary affirmative and negative covenants, including: a financial covenant requiring minimum liquidity of $30 million at the end of each fiscal quarter and limitations on liens, indebtedness, fundamental changes and dispositions, changes in the nature of the business of the Company and its restricted subsidiaries, loans, advances and investments, sale and leaseback transactions, restricted payments, use of proceeds in violation of Federal Reserve regulations and anti-corruption, anti-terrorism and anti-money laundering regulations, transactions with affiliates, limitations on dividends and other payment restrictions affecting subsidiaries, limitations on negative pledges, modifications of indebtedness, organizational documents and certain other agreements, violations of the Investment Company Act of 1940, as amended, violations of the Employee Retirement Income Security Act of 1974, as amended, (“ERISA”) and environmental regulations, and plans of division, in each case with customary exceptions including an exception that permits restricted payments in (a) an amount of up to $25 million per fiscal quarter if the First Lien Net Leverage Ratio (as defined in the Amended Credit Agreement) for such fiscal quarter is equal to or less than 2.00 to 1.00, (b) an amount of up to $50 million per fiscal quarter if the First Lien Net Leverage Ratio for such fiscal quarter is equal to or less than 1.50 to 1.00 and (c) an unlimited amount if First Lien Net Leverage Ratio for such fiscal quarter is equal to or less than 1.00 to 1.00. The Amended Credit Agreement also contains usual and customary events of default, including: non-payment of principal, interest, fees and other amounts; material breach of a representation or warranty; default on other material debt; bankruptcy or insolvency; incurrence of certain material ERISA liabilities; material judgments; impairment of loan documentation; violation of subordination provisions; and change of control.

The foregoing summary of the Amendment and Restatement Agreement and the Amended Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Amendment and Restatement Agreement filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

The information relating to the incurrence of debt set forth under the headings “New 2031 Convertible Notes” and “Credit Facility” in Item 1.01 of this Report is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under the headings “Convertible Notes Exchange and 2031 Convertible Notes Sale” and “New 2031 Convertible Notes” in Item 1.01 of this Report is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

As of October 15, 2024, after giving effect to the transactions described above, the Company had indebtedness outstanding under the instruments referenced below as follows:

Credit Facility – Term Loans:	$850,428,000
6.000% Senior Secured Notes due 2026:	$3,860,000
6.000% Convertible Notes due 2027:	$38,058,263
6.000% Convertible Notes due 2031:	$223,723,868

In addition, there were $49,572,000 of undrawn commitments under the delayed-draw Term Loan commitments under the Amended Credit Agreement as of such date.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
4.1
First Supplemental Indenture, dated as of October 15, 2024, by and among Gannett Co., Inc., Gannett Holdings LLC, the Guarantors party thereto and U.S. Bank Trust Company, National Association as trustee.

4.2	Fifth Supplemental Indenture, dated as of October 15, 2024, among Gannett Co., Inc., the Subsidiary Guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee.
4.3	Indenture, dated as of October 15, 2024, among Gannett Co., Inc., the Subsidiary Guarantors party thereto from time to time and U.S. Bank Trust Company, National Association, as trustee.
4.4	Registration Rights Agreement, dated as of October 15, 2024, by and among Gannett Co., Inc. and the other Persons signatory thereto.
4.5
First Lien/Second Lien Intercreditor Agreement, dated as of October 15, 2024, among Apollo Administrative Agency, LLC, as First Lien Agreement Agent, Apollo Administrative Agency, LLC, as First Lien Agreement Collateral Agent, U.S. Bank Trust Company, National Association, as Initial Other First-Priority Agent, U.S. Bank Trust Company, National Association, as Initial Other First-Priority Collateral Agent, U.S. Bank Trust Company, National Association, as Initial Second-Priority Agent, and Alter Domus Products Corp., as Initial Second-Priority Collateral Agent.

10.1
Amendment and Restatement Agreement dated as of October 15, 2024, among Gannett Co., Inc., Gannett Holdings LLC, the other Guarantors party thereto, the Lenders party thereto, Citibank, N.A., as the existing administrative agent and collateral agent, and Apollo Administrative Agency, LLC, as successor administrative agent and collateral agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward Looking Statements

Certain items in this Form 8-K may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding our ability to refinance our debt facilities, maturity of debt, note repurchases, exchanges and redemptions, uses of proceeds, expectations (including timing) with respect to the Exchange Offer and Consent Solicitation, the Convertible Notes Exchange, the Amended Credit Agreement, availability of future financing and interest expense. Words and phrases such as “may”, “will”, “are set to”, “to be” and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties. These and other risks and uncertainties could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. The Company can give no assurance its expectations regarding the Exchange Offer and Consent Solicitation, the Convertible Notes Exchange, the Amended Credit Agreement or any other proposed financing or liability management transactions, or otherwise, will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this Form 8-K. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, see the section entitled “Risk Factors” in the confidential offer to exchange and consent solicitation statement dated September 26, 2024 and the risks and other factors detailed in the Company’s 2023 Annual Report on Form 10-K and from time to time in other filings with the Securities and Exchange Commission. Furthermore, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this Form 8-K. Except to the extent required by law, the Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GANNETT CO., INC.

	By:	/s/ Michael E. Reed
		Name:	Michael E. Reed
		Title:	President and Chief Executive Officer

Dated: October 16, 2024